                                                                    EXHIBIT 5.01

                     [RAINEY, ROSS, RICE & BINNS LETTERHEAD]


                                 October 1, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         We represent OGE Energy Corp., an Oklahoma corporation ("OGE"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by OGE and by OGE Energy Capital Trust I and OGE Energy Capital Trust II (the "OGE Trusts") with the Securities and Exchange Commission (the "SEC") on the date hereof. The Registration Statement relates to the registration of $200,000,000 of (A)
(i) debt securities consisting of junior subordinated debt (the OGE "Subordinated Debt Securities"), and (ii) guarantees of Trust Preferred Securities (as hereinafter defined) and certain back-up obligations (the "Guarantees") which OGE may issue from time to time in one or more series and
(B) trust preferred securities (the "Trust Preferred Securities") which the OGE Trusts may issue from time to time in one or more series.

         In that connection, we have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to OGE as we have deemed relevant and necessary to the formation of the opinions hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, we are of the opinion that:

         1. The Subordinated Debt Securities have been duly authorized and the indenture (the "Indenture") between OGE and Bank of Oklahoma, National Association, as Trustee (the "Debt Trustee"), pursuant to which the Subordinated Debt Securities will be issued has been duly executed and delivered, and when the terms of the Subordinated Debt Securities have been established in conformity with the Indenture and the Subordinated Debt Securities have been executed by OGE, authenticated by the Debt Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, the Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of OGE, entitled to the benefits of the Indenture and enforceable against OGE in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

         2. The Guarantees have been duly authorized and, when executed and delivered by the parties thereto, the Guarantees will be valid and binding agreements of OGE, enforceable against OGE in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

         In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of Oklahoma, the General Corporation Law of the State of Delaware and the United States of America.

         I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,

                                       RAINEY, ROSS, RICE & BINNS



                                       By: /s/ Hugh D. Rice
                                          -----------------
                                       Hugh D. Rice


                                      E-2